As filed with the Securities and Exchange Commission on August 30, 2013

Registration No. 333-___

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PRANA BIOTECHNOLOGY LIMITED
(Exact name of Registrant as specified in its charter)
Australia	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Prana Biotechnology Limited
ABN 37 080 699 065
Level 2, 369 Royal Parade, Parkville, Victoria 3052 Australia
Tel. +61-3-9349-4906
(Address and telephone number of Registrant’s principal executive offices)
_________________________

Puglisi & Associates
850 Library Avenue, Suite 204
P.O. Box 885
Newark, Delaware 19715
Tel.  (302) 738-6680
(Name, address and telephone number of agent for service)

_________________________

Copies of all communications, including communications sent to agent for service, should be sent to:

Michael Quinert, Esq. Quinert Rodda & Associates Level 19, 500 Collins Street, Melbourne Vic 3000, Australia Tel: (61 3) 8676 0203 Fax: (61 3) 8676 0275	Steven J. Glusband, Esq. Carter Ledyard & Milburn LLP 2 Wall Street New York, NY 10005 Tel: 212-238-8605 Fax: 212-732-3232

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-174278

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)(2)(3)	Proposed maximum aggregate price per share (4)	Proposed maximum aggregate offering price (4)	Amount of registration fee
Ordinary shares, no par value per share (1)	--	--	US$7,864,000	US$1,072.65
___________________________

(1)           American Depositary Shares (evidenced by American Depositary Receipts, or ADRs), each representing ten ordinary shares, have been registered on a separate registration statement on Form F-6 filed on August 28, 2006, as amended on December 12, 2007 (File No. 333-136944).

(2)          The Registrant previously registered securities, including ordinary shares, with an aggregate offering price of $50,000,000 on a Registration Statement on Form F-3 (File No. 333-174278) filed by the Company on May 17, 2011 and declared effective by the Securities and Exchange Commission on May 31, 2011. In accordance with Rule 462(b) under the Securities Act, an additional amount of ordinary shares having a proposed maximum aggregate offering price of $7,864,000 is hereby registered, representing no more than 20% of the maximum aggregate offering price of securities available for issuance under the Registration Statement on Form F-3 (File No. 333-174278). In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement and the Registration Statement on Form F-3 (File No. 333-174278) exceed the amount registered under such registration statements.

(3)           The registration statement also includes an indeterminate number of shares underlying the ADRs that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended.

(4)           Calculated in accordance with Rule 457(o) under the Securities Act. Represents the registration fee only for the additional amount of securities being registered hereby. The Registrant previously registered securities pursuant to a Registration Statement on Form F-3 (File No. 333-174278), as amended, for which a fee of $5,805 was paid.

________________

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE

Prana Biotechnology Limited, a company incorporated under the laws of the Commonwealth of Australia (the “Company”), is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form F-3 (File No. 333-174278) filed by the Company on May 17, 2011 and declared effective by the SEC on May 31, 2011 (the “Prior Registration Statement”). The Company is filing this Registration Statement for the sole purpose of increasing the maximum aggregate offering price of securities registered under the Prior Registration Statement by $7,864,000.

The contents of the Prior Registration Statement, including the prospectus contained therein, and any and all prospectus supplements and all exhibits thereto, are incorporated by reference into this Registration Statement in their entirety and are deemed to be part of this Registration Statement.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9.  Exhibits

Exhibit No.	Description of Exhibit
5.1	Opinion of Quinert Rodda & Associates. regarding legality of the securities being registered
23.1	Consent of PriceWaterhouseCoopers, Independent Registered Public Accounting Firm
23.2	Consent of Quinert Rodda & Associates. (contained in Exhibit 5.1)
_______________________

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it complies with all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Melbourne, Australia, on August 29, 2013.

/s/Geoffrey Kempler Geoffrey Kempler Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on August 29, 2013.

Signature	Title
/s/Geoffrey Kempler Geoffrey P. Kempler	Chairman of the Board of Directors and Chief Executive Officer
/s/Richard Revelins Richard Revelins	Chief Financial and Accounting Officer
/s/Peter Marks Peter Marks	Director
/s/Brian D. Meltzer Brian D. Meltzer	Director
/s/George W. Mihaly George W. Mihaly	Director
/s/Lawrence Gozlan Lawrence Gozlan	Director
Puglisi & Associates By: /s/Gregory F. Lavelle Name: Gregory F. Lavelle Title: Managing Director	Authorized Representative in the United States

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